UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Power-One Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29454	770420182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	805-987-8741

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2005, the Board of Directors of Power-One, Inc. (the "Company") authorized accelerating the vesting of all of the Company's outstanding unvested stock options granted to directors, officers and employees of the Company under applicable equity incentive plans of the Company, which stock options have an exercise price greater than $5.00. The closing price of the Company's common stock on the Nasdaq National Market Quotation System to be used for measurement of compensation as of the date of acceleration was $5.93. As a result of the acceleration, options to acquire approximately 3.8 million shares of the Company’s common stock, which otherwise would have vested from time to time over the next four years, become immediately exercisable upon finalization of administrative actions to be completed by the Company’s stock plan outsource provider. All other terms and conditions applicable to outstanding stock option grants remain in effect. The option plans under which the accelerated grants were issued are the Company's Amended and Restated Stock Incentive Plan, the 2001 Stock Option Plan, and the 2004 Stock Incentive Plan.

The Board of Directors' decision to accelerate the vesting of the affected stock options was based upon the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" which will require the Company to treat unvested stock options as an expense effective at the beginning of the Company’s third fiscal quarter of 2005. By accelerating the vesting of the affected stock options now, the Company has elected to recognize an immaterial amount of compensation expense in the first fiscal quarter of 2005 for such accelerated stock options with exercise prices between $5.00 and $5.93. The Company believes that acceleration of the 3.8 million stock options will eliminate the need for recognizing future compensation expense of approximately $13.7 million. The Company further believes that it will thereafter not be required to recognize any compensation expense in future periods associated with the affected options. However, there can be no assurance that the acceleration of the options may not result in some future compensation expense.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One Inc

March 1, 2005	By:	Eddie K. Schnopp

Name: Eddie K. Schnopp
Title: Senior Vice President - Finance, Treasurer and Chief Financial Officer